                                                                    EXHIBIT 10.1





                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                           GREY WOLF DRILLING COMPANY

                                   AS BUYER,

                                 GREY WOLF INC.

                                  AS GREY WOLF

                           MURCO DRILLING CORPORATION

                                AS THE COMPANY,

                                      AND

                        THOSE OTHER PERSONS WHOSE NAMES
                    ARE SET FORTH IN SCHEDULE 3.1(b) HEREOF,

                                   AS SELLERS





                         Dated as of December 30, 1997

                               TABLE OF CONTENTS



1.     Purchase and Sale  . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       1.1    Purchase and Sale   . . . . . . . . . . . . . . . . . . . . . .  1
       1.2    Further Assurances  . . . . . . . . . . . . . . . . . . . . . .  1

2.     Closing; Purchase Price  . . . . . . . . . . . . . . . . . . . . . . .  2
       2.1    Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . .  2
       2.2    Purchase Price and Payment at Closing   . . . . . . . . . . . .  2
       2.3    Purchase Price Adjustment   . . . . . . . . . . . . . . . . . .  2
       2.4    Employee Trust  . . . . . . . . . . . . . . . . . . . . . . . .  4

3.     Representations and Warranties   . . . . . . . . . . . . . . . . . . .  4
       3.1    Representations and Warranties of the Sellers   . . . . . . . .  4
              (a)    Due Organization; Good Standing and Power  . . . . . . .  4
              (b)    Validity of Agreement; Capitalization  . . . . . . . . .  5
              (c)    No Approvals or Notices Required; No Conflict with
                     Instruments  . . . . . . . . . . . . . . . . . . . . . .  5
              (d)    Financial Information and Absence of Certain Changes   .  6
              (e)    Title to Properties; Absence of Liens and Encumbrances    8
              (f)    Properties, Contracts, Permits and Other Data  . . . . .  8
              (g)    Defects  . . . . . . . . . . . . . . . . . . . . . . . .  9
              (h)    Accounts Receivable; Inventory   . . . . . . . . . . . .  9
              (i)    Legal Proceedings  . . . . . . . . . . . . . . . . . . . 10
              (j)    Insurance  . . . . . . . . . . . . . . . . . . . . . . . 10
              (k)    Intellectual Property  . . . . . . . . . . . . . . . . . 11
              (l)    Conduct of Business in Compliance with Regulatory and
                     Contractual Requirements . . . . . . . . . . . . . . . . 11
              (m)    Certain Fees   . . . . . . . . . . . . . . . . . . . . . 11
              (n)    Environmental, Health and Safety Compliance  . . . . . . 11
              (o)    Books and Records  . . . . . . . . . . . . . . . . . . . 12
              (p)    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . 13
              (q)    Additional Information   . . . . . . . . . . . . . . . . 13
              (r)    Labor Matters  . . . . . . . . . . . . . . . . . . . . . 13
              (s)    Employee Benefit Plans and Arrangements  . . . . . . . . 14
              (t)    Transactions With Affiliates   . . . . . . . . . . . . . 16
              (u)    Investment Representations   . . . . . . . . . . . . . . 16
              (v)    Disclosure   . . . . . . . . . . . . . . . . . . . . . . 17
              (w)    Foreign Corrupt Practices Act  . . . . . . . . . . . . . 18


       3.2    Representations and Warranties of Buyer   . . . . . . . . . . . 18
              (a)    Due Organization; Good Standing and Power  . . . . . . . 18
              (b)    Authorization and Validity of Agreement  . . . . . . . . 18
              (c)    No Approvals or Notices Required; No Conflict with
                     Instruments  . . . . . . . . . . . . . . . . . . . . . . 18
              (d)    Certain Fees . . . . . . . . . . . . . . . . . . . . . . 18
              (e)    Authorization of Common Stock  . . . . . . . . . . . . . 19
              (f)    SEC Filings  . . . . . . . . . . . . . . . . . . . . . . 19

4.     Covenants; Actions Prior to Closing  . . . . . . . . . . . . . . . . . 19
       4.1    Access to Information . . . . . . . . . . . . . . . . . . . . . 19
       4.2    Inspection of Rigs  . . . . . . . . . . . . . . . . . . . . . . 20
       4.3    Conduct of the Business . . . . . . . . . . . . . . . . . . . . 20
       4.4    Further Actions . . . . . . . . . . . . . . . . . . . . . . . . 21
       4.5    Notification  . . . . . . . . . . . . . . . . . . . . . . . . . 21
       4.6    No Inconsistent Action  . . . . . . . . . . . . . . . . . . . . 21
       4.7    Hart-Scott-Rodino Act . . . . . . . . . . . . . . . . . . . . . 21
       4.8    Acquisition Proposals . . . . . . . . . . . . . . . . . . . . . 22
       4.9    Public Announcements  . . . . . . . . . . . . . . . . . . . . . 22
       4.10   Distribution of Assets  . . . . . . . . . . . . . . . . . . . . 22
       4.11   Office Lease  . . . . . . . . . . . . . . . . . . . . . . . . . 22

5.     Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . 22
       5.1    Conditions Precedent to Obligations of All Parties  . . . . . . 22
              (a)    No Governmental Action . . . . . . . . . . . . . . . . . 22
              (b)    Termination under Hart-Scott-Rodino Act  . . . . . . . . 23
              (c)    Establishment of Trust . . . . . . . . . . . . . . . . . 23
       5.2    Conditions Precedent to Obligations of Buyer  . . . . . . . . . 23
              (a)    Accuracy of Representations and Warranties . . . . . . . 23
              (b)    Performance of Agreements  . . . . . . . . . . . . . . . 23
              (c)    Actions and Proceedings  . . . . . . . . . . . . . . . . 23
              (d)    Title  . . . . . . . . . . . . . . . . . . . . . . . . . 23
              (e)    Licenses and Consents  . . . . . . . . . . . . . . . . . 23
              (f)    Environmental Matters  . . . . . . . . . . . . . . . . . 23
              (g)    Opinion of Counsel to Sellers  . . . . . . . . . . . . . 24
              (h)    Operation  . . . . . . . . . . . . . . . . . . . . . . . 24
              (i)    Material Adverse Change  . . . . . . . . . . . . . . . . 24
              (j)    Facts or Omissions . . . . . . . . . . . . . . . . . . . 24
              (k)    Audit  . . . . . . . . . . . . . . . . . . . . . . . . . 24
              (l)    Financial Report . . . . . . . . . . . . . . . . . . . . 24
              (m)    Redemption of Preferred Stock  . . . . . . . . . . . . . 24
              (n)    Conveyance of Real Estate  . . . . . . . . . . . . . . . 24
              (o)    Termination of Shareholders Agreement  . . . . . . . . . 25
              (p)    Resignation of Directors and Officers  . . . . . . . . . 25

       5.3    Conditions Precedent to the Obligations of the Sellers  . . . . 25
              (a)    Accuracy of Representations and Warranties   . . . . . . 25
              (b)    Performance of Agreements  . . . . . . . . . . . . . . . 25
              (c)    Actions and Proceedings  . . . . . . . . . . . . . . . . 26
              (d)    Opinion of Counsel to Buyer  . . . . . . . . . . . . . . 26
       5.4    Knowledge   . . . . . . . . . . . . . . . . . . . . . . . . . . 26

6.     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
       6.1    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
       6.2    No Liabilities in Event of Termination  . . . . . . . . . . . . 26
       6.3    Failure to Close  . . . . . . . . . . . . . . . . . . . . . . . 26

7.     Covenants; Action Subsequent to Closing  . . . . . . . . . . . . . . . 27
       7.1    Sellers' Covenants Not to Compete . . . . . . . . . . . . . . . 27
       7.2    Use of Names  . . . . . . . . . . . . . . . . . . . . . . . . . 27
       7.3    Registration Rights   . . . . . . . . . . . . . . . . . . . . . 28
       7.4    Access to Books and Records . . . . . . . . . . . . . . . . . . 33

8.     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
       8.1    Indemnification by the Sellers  . . . . . . . . . . . . . . . . 33
       8.2    Indemnification by Buyer  . . . . . . . . . . . . . . . . . . . 33
       8.3    Monetary Limit on Indemnification Liability . . . . . . . . . . 34
       8.4    Indemnification Procedures  . . . . . . . . . . . . . . . . . . 34
       8.5    Time Limits on Liability  . . . . . . . . . . . . . . . . . . . 35
       8.6    Seller Representative . . . . . . . . . . . . . . . . . . . . . 35

9.     Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
       9.1    Payment of Certain Fees and Expenses  . . . . . . . . . . . . . 36
       9.2    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
       9.3    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . 37
       9.4    Binding Effect; Benefit . . . . . . . . . . . . . . . . . . . . 37
       9.5    Assignability . . . . . . . . . . . . . . . . . . . . . . . . . 37
       9.6    Amendment; Waiver . . . . . . . . . . . . . . . . . . . . . . . 37
       9.7    Limitation on Interest  . . . . . . . . . . . . . . . . . . . . 37
       9.8    Section Headings; Index . . . . . . . . . . . . . . . . . . . . 38
       9.9    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . 38
       9.10   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . 38
       9.11   Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . 38
       9.12   Dispute Resolution  . . . . . . . . . . . . . . . . . . . . . . 38
              (a)    Good Faith Negotiations  . . . . . . . . . . . . . . . . 38
              (b)    Mediation  . . . . . . . . . . . . . . . . . . . . . . . 38
              (c)    Arbitration  . . . . . . . . . . . . . . . . . . . . . . 38

10.    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
       10.1   Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . 39
       10.2   Certain Additional Defined Terms  . . . . . . . . . . . . . . . 40
       10.3   References  . . . . . . . . . . . . . . . . . . . . . . . . . . 42

                  LIST OF SCHEDULES AND EXHIBITS TO AGREEMENT

                                   SCHEDULES



Schedule 3.1(a)      -      State of Incorporation and Foreign Qualification

Schedule 3.1(b)      -      Ownership of Stock

Schedule 3.1(c)      -      Consents and Approvals

Schedule 3.1(d)      -      Financial Information

Schedule 3.1(e)      -      Liens and Encumbrances

Schedule 3.1(f)      -      Properties, Contracts, Permits and Other Data

Schedule 3.1(h)      -      Accounts Receivable; Inventory

Schedule 3.1(i)      -      Legal Proceedings

Schedule 3.1(j)      -      Insurance

Schedule 3.1(k)      -      Intellectual Property

Schedule 3.1(l)      -      Conduct of Business in Compliance with Regulatory
                            and Contractual Requirements

Schedule 3.1(n)      -      Environmental Compliance

Schedule 3.1(p)      -      Taxes

Schedule 3.1(q)      -      Additional Information

Schedule 3.1(s)      -      Employee Benefit Plans

Schedule 3.1(t)      -      Affiliate Transactions

Schedule 3.2(c)      -      Buyer Consents

Schedule 4.10        -      Distribution of Assets

                                    EXHIBITS



Exhibit 1            -      Allocation of Purchase Price

Exhibit 2            -      Opinion of Counsel to Sellers and Company

Exhibit 3            -      Deed

Exhibit 4            -      Opinion of Counsel to Buyer

Exhibit 5            -      Rigs

Exhibit 6            -      Escrow Agreement

Exhibit 7            -      Trust Agreement

                          STOCK PURCHASE AGREEMENT


       This Stock Purchase Agreement (this "Agreement") is made and entered into as of December 30, 1997 by and among those persons whose names are set forth in Schedule 3.1(b) hereof (collectively, the "Sellers" and individually, a "Seller"), Murco Drilling Corporation, a Delaware corporation (the "Company"), Grey Wolf, Inc., a Texas corporation ("Grey Wolf") and Grey Wolf Drilling Company, a Texas corporation ("Buyer").


                                R E C I T A L S:

       1. The Sellers own all of the issued and outstanding common stock ("Stock") of Company, which is engaged in the land drilling business (the "Business"); and

       2. The Sellers desire to sell to Buyer and Buyer desires to acquire from the Sellers, the Stock, in consideration of the payment by Buyer of the purchase price provided for herein, all upon the terms and subject to the conditions hereinafter set forth; and

       3. The Company joins in the execution of this Agreement for the purpose of evidencing its consent to consummation of the foregoing transaction and for the purpose of making certain representations and warranties to and covenants and agreements with Buyer.

                                   AGREEMENT

       In consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions of the parties contained herein, it is hereby agreed as follows:

1.     Purchase and Sale.

       1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing, Sellers shall sell and deliver to Buyer and Buyer shall purchase from Sellers all of the Stock, free and clear of all Encumbrances. At the Closing, each of the Sellers shall deliver to Buyer certificates evidencing the Stock owned by such Seller (which, in the aggregate, shall constitute all of the Stock), duly endorsed for transfer or accompanied by duly executed stock powers.

       1.2 Further Assurances. From time to time after the Closing, the Sellers will execute and deliver, or cause to be executed and delivered, without further consideration, such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as Buyer may reasonably request in order to more effectively transfer, convey, assign and deliver to Buyer, and to place Buyer in possession and control of any of the Stock or to enable Buyer to exercise and enjoy all rights and benefits of the Sellers with respect thereto.

2.     Closing; Purchase Price.

       2.1 Closing Date. The closing of the transactions provided for in this Agreement (the "Closing") shall take place (i) at the offices of Gardere Wynne Sewell & Riggs, L.L.P., 333 Clay Avenue, Suite 800, Houston, Texas, at 10:00 a.m., local time, on the later of (x) February 28, 1998, or (y) the third business day following the satisfaction or waiver (subject to Applicable Law) of each of the conditions of the obligations of the parties set forth in
Section 5, or (ii) at such other time or place or on such other date as the parties hereto shall agree. The date on which the Closing is required to take place is herein referred to as the "Closing Date".

       2.2 Purchase Price and Payment at Closing. The aggregate purchase price for the Stock shall be $56,310,000 (the "Purchase Price"), subject to adjustment pursuant to Section 2.3 below. The Purchase Price shall be payable at the Closing and shall consist of:

              (a) $56,310,000 in cash (the "Cash Amount") less the Stock Amount and Escrow Fund (as defined below). The portion of the Cash Amount set forth beside the name of each Seller on Exhibit 1 shall be paid to such Seller at the Closing in the form of a bank cashier's check payable to the order of such Seller or, if requested by such Seller, in immediately available funds by confirmed wire transfer to a bank account to be designated by such Seller (such designation to occur no later than the second business day prior to the Closing Date).

              (b) At the option of Grey Wolf, up to $10,000,000 in shares of Grey Wolf common stock (the "Grey Wolf Stock") (the "Stock Amount").
       The number of shares of Grey Wolf Stock deliverable to each Seller shall be equal to (i) the aggregate "Value of Shares of Grey Wolf Stock" multiplied by the percentage set forth beside such Seller's name on
       Exhibit 1, divided by (ii) the average of the closing price of the Grey Wolf Stock (as reported on AMEX) for the 10 trading days ending on the second business day prior to the Closing Date ("Average Price"), with the result of such division being rounded to the nearest whole number of shares. Buyer will notify Sellers of the number of Grey Wolf Stock, if any which will be issued as part of the Purchase Price, two days prior to the Closing Date.

              (c) The Escrow Fund by Escrow Agent's delivery of the Escrow Fund to the Sellers in accordance with the Escrow Agreement.

       Sellers acknowledge and agree that the allocation of the Purchase Price among them as set forth on Exhibit 1 is the sole responsibility of the Sellers, and Buyer and the Company shall have no obligation or other responsibility with respect to such allocation.

       2.3 Purchase Price Adjustment. The Purchase Price shall be subject to adjustment as follows:

              (a) The Company shall prepare statements of the Company's Net Financial Assets as of January 31,1998 (the "Preliminary Statement") and the Closing Date (the "Statement"). For purposes hereof, Net Financial Assets shall mean the net book value of all assets and liabilities of the Company determined in accordance with GAAP excluding property, plant and equipment (including but not limited to drilling equipment, vehicles, floats, trailers, mobile homes and all office equipment and furniture used by employees retained by Grey Wolf and all real property and leasehold improvements known as the Murco Service Facility, located on 18.2 acres, more or less) and excluding from liabilities the liabilities in connection with the Employee Trust.

              (b) The Purchase Price shall be adjusted up or down at the Closing based on the Preliminary Statement, subject to final adjustments in accordance with the Statement as hereinafter provided.

              (c) The parties hereto shall use their reasonable best efforts to cause the Company to complete and deliver the Statement to Sellers and Buyer within 90 days after the Closing Date.

              (d) If the Net Financial Assets is a positive amount, the Purchase Price (as adjusted by the Preliminary Statement) shall be increased by such amount, with such increase being payable in cash by Buyer within fifteen business days of the date of the delivery to Buyer of the Statement (the "Determination Date"). The amount of any such increase shall be allocated among the Sellers as set forth on Exhibit 1 hereto. If the Net Financial Assets is a negative amount, then the Purchase Price (as adjusted by the Preliminary Statement) shall be reduced by such amount, and the Sellers, jointly and severally, shall pay such amount to Buyer within fifteen (15) business days of the Determination Date.

              (e) In the event that Buyer, on the one hand, or Sellers on the other, disagrees with the Statement, such party shall have fifteen
       (15) days from the Determination Date to attempt to resolve such dispute with the other. In the event such dispute cannot be resolved, either Buyer or Sellers can request, by the delivery of a notice to the other specifying in reasonable detail the nature of the dispute, within three
       (3) days of the expiration of such fifteen day period, that the dispute be resolved by an independent nationally-recognized accounting firm that has no business relationship with either party (the "Accounting Arbitrator") selected by the party delivering the notice. The Accounting Arbitrator shall review any disputed items and resolve any such disputes within thirty (30) days of the date the Accounting Arbitrator is retained. The decision of the Accounting Arbitrator shall be final and binding between the parties for the purpose of determining any Purchase Price adjustment pursuant to this Section 2.3. The fees and expenses of the Accounting Arbitrator shall be borne one-half by Buyer and one-half by Sellers.

              (f) In the event Buyer determines for any reason that the Buyer does not want to purchase the Real Estate, the Cash Amount shall be reduced by $582,000 and the Company shall distribute such Real Estate to the Sellers on or before the Closing, and the Sellers shall indemnify and hold the Company and Buyer harmless from and against all obligations and liabilities related to such assets.

              (g) Buyer shall use all reasonable efforts to collect accounts receivable related to work performed before the Closing Date. All funds received shall be applied to the oldest bill unless the third party payor otherwise indicates or the amount paid relates to a specific invoice.

       2.4 Employee Trust. After the satisfaction or waiver of the conditions set forth in Section 5.1 hereof, and on the date (the "Trust Establishment Date") which is the Closing Date, if:

                         (i) the conditions precedent set forth in Sections 5.2 and 5.3 hereof would be satisfied if the Trust Establishment Date were the Closing Date, or, if applicable, the party or parties entitled to do so have irrevocably agreed to waive satisfaction of any such condition precedent which would not thus be satisfied; and

                        (ii) none of the conditions or circumstances authorizing termination of this Agreement under Section 6.1 hereof have occurred or exist as of the Trust Establishment Date, or if applicable, the Company, Grey Wolf and the Buyer have all agreed to waive any right to terminate this Agreement pursuant to
              Section 6.1 by reason of the occurrence or existence of any such condition or circumstance which has occurred or exists as of the Trust Establishment Date,

the Company shall establish an irrevocable trust (the "Employee Trust") by execution of a Trust Agreement (the "Trust Agreement") with Bank One Texas, N.A. as trustee (in such capacity being herein called the "Trustee") in the form of Exhibit 7 attached hereto and incorporated herein, and will be obligated to contribute and pay to the Trustee for inclusion in the principal of the Employee Trust the sum of $8,600,000 in cash on the Closing Date. As more fully set forth in and subject to the provisions of the Trust Agreement, the Employee Trust shall be for the benefit of those employees and retired, disabled and former employees of the Company identified in Exhibit A to the Murco Drilling Corporation Deferred Compensation Plan (the "Plan") attached to the Trust Agreement who remain employed (other than the retired, disabled and former employees) by the Company on the date of establishment of the Employee Trust (the "Murco Employees"), subject to addition and deletion by the Company up until the funding of the Employee Trust. The Buyer will cause the Employee Trust to be funded contemporaneously with Closing.

       In the event the purchase and sale contemplated by this Agreement does not close for any reason, the Plan and the Employee Trust may be terminated at the option of the Company.

       3.     Representations and Warranties.

       3.1 Representations and Warranties of the Sellers and the Company. The Company and the Sellers, jointly and severally, represent and warrant to Buyer as of the date hereof and as of the Closing Date, as follows:

              (a) Due Organization; Good Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Company has the corporate power and authority to own, lease and operate its assets and to conduct its business as now conducted. The Company is duly authorized, qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which its right, title or interest in or to any of its assets, or the conduct of its business, requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing in such other jurisdictions would not have a material adverse effect on the assets taken as a whole, the business or the results of operations of the Company. The jurisdiction of incorporation of the Company and jurisdictions in which the Company is qualified or licensed to do business are set forth on Schedule 3.1(a). No actions or proceedings to dissolve the Company are pending. The Company has delivered to Buyer true and complete copies of the minute books and stock transfer books of the Company, each of which is accurate and complete.

              (b) Validity of Agreement; Capitalization. This Agreement has been duly executed and delivered by the Sellers and the Company and constitutes a legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general equity principles. The Company's authorized capital consists of (i) 10,000 shares of Common Stock, no par value, of which 4,622 2/9 shares are issued and outstanding, (ii) 5,000 shares of Class A 8% Cumulative Preferred Stock, par value $1,000 per share, of which no shares are issued and outstanding and (iii) 1,000 shares Class B 4% Cumulative Preferred Stock, par value $1,000, of which 900 shares are issued and outstanding. The record and beneficial ownership of such shares is as set forth on
       Schedule 3.1(b) hereto. All of the issued and outstanding shares of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have not been issued in violation of any preemptive or similar rights, and have been issued in compliance with all Applicable Laws (including state and federal securities laws). The Stock constitutes all shares of the outstanding common stock of the Company. Except as set forth on Schedule 3.1(b), there are (and as of the Closing Date there will be) outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of the capital stock or other voting securities of the Company , (iii) no options, warrants or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of its capital stock or other voting securities or any securities of the Company convertible into or exchangeable for such capital stock or voting securities, (iv) no equity equivalents, interest in the ownership or earnings, or other similar rights of or with respect to the Company, and (v) no shares of any other entity owned by the Company. There are (and as of the Closing Date there will be) no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares, securities, options, equity equivalents, interests or rights. Each Seller is (and at the Closing Date will be) the record and beneficial owner of, and upon consummation of the transactions contemplated hereby Buyer will acquire, good, valid and marketable title to, the number of shares of Stock set forth opposite the name of such Seller on Schedule 3.1(b), free and clear of all Encumbrances, other than (i) those that may arise by virtue of any actions taken by or on behalf of Buyer or its affiliates or (ii) restrictions on transfer that may be imposed by federal or state securities laws. The Company has no subsidiaries.

              (c) No Approvals or Notices Required; No Conflict with Instruments. Except as described in Schedule 3.1(c) hereto, the execution, delivery and performance of this Agreement by the Sellers and the Company and the consummation by them of the transactions contemplated hereby (i) will not violate (with or without the giving of notice or the lapse of time or both) or require any consent, approval, filing or notice under, any provision of any Applicable Law and (ii) will not result in the creation of any Encumbrance on the Stock under, conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Sellers or the Company under, or result in the creation of an Encumbrance upon any portion of the assets of the Company pursuant to, the charters or by-laws of the Company, or any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which the Sellers or the Company are a party or by which any of them or any of their assets is bound or affected other than any provision in any drilling contract to which the Company is a party which may require the consent of the operator to a change of control of the Company. The Stock is transferable and assignable to Buyer as contemplated by this Agreement without the waiver of any right of first refusal or the consent of any other party being obtained, and there exists no preferential right of purchase in favor of any person with respect of any of the Stock or the Business or any of the assets of the Company except for the Agreement for Restriction on Sale of Shares of Murco Drilling Corporation, dated December 20, 1973 (the "Shareholders Agreement") which shall be terminated prior to Closing.

              (d) Financial Information and Absence of Certain Changes. The Company has delivered to Buyer accurate and complete copies of (i) the Company's audited balance sheets as of June 30, 1997, June 30, 1996, June 30, 1995, June 30, 1994, and June 30, 1993, and the related audited statements of income, stockholders' equity and cash flows for each of the years then ended, and the notes and schedules thereto, prepared in conformity with GAAP, together with the unqualified reports thereon of Miller & Brown, independent public accountants (the "Audited Financial Statements"), and (ii) the Company's unaudited balance sheet as of October 31, 1997 (the "Latest Balance Sheet"), and the related unaudited statements of income, stockholders' equity and cash flows for the four month period then ended (together with the Latest Balance Sheet, the "Unaudited Financial Statements"), certified by the Company's Finance Manager (collectively, the "Financial Statements"). The Financial Statements (i) represent actual bona fide transactions, (ii) have been prepared from the books and records of the Company in conformity with GAAP applied on a basis consistent with preceding years throughout the periods involved, except that the Unaudited Financial Statements are not accompanied by notes or other textual disclosure required by GAAP, and
       (iii) accurately, completely and fairly present the Company's financial position as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended in all material respects, except that the Unaudited Financial Statements are subject to normal year-end adjustments consistent with past practice, which will not be material in the aggregate. To the knowledge of Sellers and the Company, the Company has no liability or obligation that would materially and adversely affect the business, assets, financial condition or results of operations of the Company, whether accrued, absolute, contingent, or otherwise, except as set forth on the Latest Balance Sheet or on Schedule 3.1(d). Except as disclosed on Schedule 3.1(d), since the date of the Latest Balance Sheet, there has not been nor will there be any change in the assets, liabilities, financial condition, or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate have had or will have a material adverse effect on such assets, liabilities, financial condition, or operations. Without limiting any of the foregoing, since the date of the Latest Balance Sheet and until the Closing Date, except as disclosed on Schedule 3.1(d) the Company has not and, except as specifically contemplated in Section 4.10 below, will not have:

                         (i) incurred or become subject to, or agreed to incur or become subject to, any obligation or liability, absolute or contingent, except current liabilities incurred in the ordinary course of business;

                        (ii) mortgaged, pledged, or subjected to any Encumbrance (or agreed to do so with respect to) any of their assets, or discharged or satisfied any Encumbrance, or paid or satisfied any obligation or liability other than in the ordinary course of business and consistent with past practice;

                       (iii) sold or transferred, or agreed to sell or transfer, any of their assets, or canceled or agreed to cancel, any debts due them or claims therefor, except, in each case, for full consideration and in the ordinary course of business;

                        (iv) engaged in any transactions adversely affecting the Business or their assets or suffered any extraordinary losses or waived any rights of substantial value not in the ordinary course of business;

                         (v) purchased or agreed to purchase any securities, bonds, or any other capital stock or assets of any other entity with cash or liquid assets, or used cash or liquid assets to incur debts, for matters not within the ordinary course of business or not for appropriate corporate purposes;

                        (vi) increased any salaries or granted or agreed to grant, or paid, or agreed to pay, any bonus, loan, incentive payment or other item of value or made any other similar agreement, to or with any of its directors, officers or agents except as compensation in the ordinary course of business for appropriate services performed except for creation of the Employee Trust pursuant to Section 2.4 of this Agreement;

                       (vii) declared or paid any dividend (except for dividends declared and paid for Class B Preferred Stock) or made any other distribution to their shareholders;

                      (viii) made or authorized any capital expenditure of more than $10,000 in the aggregate except in the ordinary course of business and approved by Buyer;

                        (ix) made or agreed to make any changes in their Articles of Incorporation, bylaws, or capital structure;

                         (x)       entered into any representative,
              distributorship, service, installation, support and maintenance, agency or other similar agreement except in the ordinary course of business and approved by Buyer;

                        (xi)       incurred or suffered any damage,
              destruction, or loss, whether or not covered by insurance, materially affecting the Business or any of their respective assets;

                       (xii) made or applied to make any change in accounting methods or practices, including for tax purposes; or

                      (xiii) entered into any agreement, commitment or understanding, whether or not in writing, with respect to any of the foregoing.

              (e) Title to Properties; Absence of Liens and Encumbrances. The Company owns (except as described in Schedule 3.1(e) hereto) good, marketable and indefeasible title to all of its assets, free and clear of all Encumbrances and other restrictions of any kind and nature, other than the Encumbrances specifically set forth on Schedule 3.1(e) hereto or Permitted Encumbrances on the Real Estate as set out in Section 5.2(n) hereof.

             (f)    Properties, Contracts, Permits and Other Data.

                     (i) Schedule 3.1(f) hereto contains a complete and correct list of, and summaries of all the material specifications and details of, all contracts, contract proposals, outstanding bids, maintenance and service agreements, purchase commitments for materials and other services, and contracts under which the Company is a lessor or lessee and other agreements pertaining to the Business to which the Company or an affiliate of the Company is a party, the benefits of which are enjoyed in the Business or to which any of the assets of the Company is subject;

                     (ii) Schedule 3.1(f) hereto contains a complete and correct list of the Company's owned and leased real estate (the "Real Estate"); and

                     (iii) Schedule 3.1(f) hereto contains a complete and correct list of all Permits relating to the development, use, maintenance or occupation of the Company's properties, Real Estate, or the operation of the Business (other than sales and use tax Permits and franchise tax registrations).

       True and complete copies of all documents (including all amendments thereto) referred to in Schedule 3.1(f) hereto have been delivered to or made available for inspection by Buyer. All rights, licenses, leases, registrations, applications, contracts, commitments, Permits and other arrangements by the Sellers or the Company referred to in Schedules 3.1(f) are in full force and effect and are valid and enforceable in accordance with their respective terms, except where the failure to be in full force and effect and valid and enforceable would not in the aggregate have a material adverse effect on the assets of the Company or on its results of operations. The Company and its affiliates are not in breach or default in the performance of any material obligation thereunder and to the best knowledge of the Sellers and the Company, no event has occurred or has failed to occur whereby any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder. Except as set forth in
       Schedule 3.1(f) hereto, there are no contracts, agreements, licenses, Permits, franchises or rights to which the Company or its affiliates is a party which are material to the ownership of any of the Company's assets, or to the conduct of the Business as conducted by the Company. Except as described on Schedule 3.1(f) hereto, the Company has and will have following the Closing, all licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities required for the conduct of the business as presently conducted. There are no outstanding powers of attorney relating to or affecting the Company. The Company is not a guarantor for or otherwise liable for any liability or obligation (including indebtedness of any other person).

              (g) Defects. The buildings, plants, structures, equipment and Rigs of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, equipment or Rigs, is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, equipment and Rigs of the Company are sufficient for the continued conduct of the Company's Business after the Closing in substantially the same manner as conducted prior to the Closing. Pursuant to this Agreement, Buyer has the right prior to the Closing Date to inspect the buildings, plants, structures, equipment and Rigs of the Company. As of the Closing Date, the Sellers disclaim all warranties, express or implied, as to the condition of the buildings, plants, structures, equipment and Rigs of the Company (including any warranty as to the merchantability or fitness for any particular purpose), and Buyer shall acquire all right, title and interest to such buildings, plants, structures, equipment and Rigs of the Company on an "as is, where is" basis.

              (h)    Accounts Receivable; Inventory.  Except as provided on
       Schedule 3.1(h), all accounts receivable reflected on the Latest Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts

       Receivable are or will be as of the Closing Date current and collectible net of the respective reserve shown on the Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistently with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Latest Balance Sheet represented of the Accounts Receivables reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). The inventories and work in progress reflected on the Latest Balance Sheet and those items of inventory constructed or acquired by the Company and the work performed by the Company after the date of the Latest Balance Sheet, except to the extent disposed of or billed since such date in the ordinary conduct of the business by the Company, are, in the case of such inventory, in good, merchantable and usable condition, and, in the case of such work in progress, represent work completed in accordance with the requirements of any applicable contract, and, in each case, have been reflected on the books of the Company in accordance with GAAP. Except as set forth on Schedule 3.1(e) hereto, all such inventories and work in progress are owned by the Company free and clear of any Encumbrances. Pursuant to this Agreement, Buyer has the right prior to the Closing Date to inspect the inventory of the Company. As of the Closing Date, the Sellers disclaim all warranties, express or implied, as to the condition of the inventory of the Company (including any warranty as to the merchantability or fitness for any particular purpose), and Buyer shall acquire all right, title and interest to such inventory of the Company on an "as is, where is" basis.

              (i) Legal Proceedings. Except as described in Schedule 3.1(i) hereto, (i) there is no litigation, proceeding, claim or governmental investigation pending or, to the knowledge of any of the Sellers or the Company, threatened seeking relief or damages which, if granted, would adversely affect the Company, any of its assets, or the ability of Buyer to use and operate the assets of the Company or which would prevent the consummation of the transactions contemplated by this Agreement and (ii) neither the Sellers nor the Company has been charged with any violation of or, to the knowledge of either the Sellers or the Company, threatened with a charge or violation of, nor is either of the Sellers or the Company aware of any facts or circumstances that, if discovered by third parties, could give rise to a charge or a violation of, any provision of Applicable Law or regulation which charge or violation, if determined adversely to either the Sellers or the Company, would materially adversely affect the Business or the results of operations of the Company or that might reasonably be expected to affect the right of Buyer to own the Stock or operate the Company's Business after the Closing Date in substantially the manner in which it is currently operated. Neither the Company, nor any of its directors, officers, employees or agents has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property however characterized to any broker, finder, agent, governmental official or other person, in any matter related to the Business of the Company which the Company or any such director, officer, employee or agent knows or has reason to believe to have been illegal under any Applicable Law.

              (j)    Insurance.

                     (i) Schedule 3.1(j) hereto sets forth a list and brief description of the insurance policies relating to the insurable properties of the Company and the conduct of the Business of the Company. All premiums due and arising thereon have been paid and such policies are in full force and effect.

                     (ii) The Company maintains, with financially sound and reputable insurers, insurance policies covering such perils and in such amounts as are usually maintained with respect to drilling rigs and equipment; and such workmen's compensation or longshoremen's and harbor workers' insurance as shall be required by applicable law, including endorsements for borrowed servant, voluntary compensation and in rem claims;

                     (iii) Schedule 3.1(j) is a complete and accurate list of all pending or outstanding insurance claims ("Outstanding Insurance Claims") of the Company against the Company's insurance companies and the amount, if any, of each Outstanding Insurance Claim that is reflected in the Financial Statements as an account receivable or other asset.

              (k) Intellectual Property. Schedule 3.1(k) contains a complete list of all of the Company's right, title or interest in or to any Intellectual Property. Except as described on Schedule 3.1(k) hereto, the Company owns and possesses all of the Intellectual Property needed for the conduct of the Business as presently conducted. To the best knowledge of the Sellers and the Company, there is no basis for the assertion by any person of any claim against Buyer or the Company with respect to the use by the Company or Buyer of any of the Intellectual Property. Neither the Sellers nor the Company is infringing or violating, and to the best knowledge of the Sellers and the Company, neither the Sellers nor the Company have infringed or violated, any rights of any person with respect to any of the Intellectual Property, and the Intellectual Property is not subject to any order, injunction or agreement respecting its use.

              (l) Conduct of Business in Compliance with Regulatory and Contractual Requirements. Except as described on Schedule 3.1(l) hereto, the Company has conducted the Business so as to comply with all Applicable Laws, rights of concession, licenses, know-how or other proprietary rights of others, the failure to comply with which would individually or in the aggregate have a material adverse effect on the Business, the Rigs or the results of operations of the Company.

              (m) Certain Fees. None of the Company, its officers, directors or employees or the Sellers, on behalf of the Company, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

              (n) Environmental, Health and Safety Compliance. Except as described on Schedule 3.1(n) hereto,

                         (i) the Company is, and has continuously been, in substantial compliance with all Environmental Laws;

                        (ii) all material notices, Permits, licenses or similar authorizations, if any, required to be obtained or filed under any Environmental Law in connection with the operation of the Business have been obtained or filed;

                       (iii) there are no past, pending or threatened investigations, proceedings or claims against the Company relating to the presence, release or remediation of any Hazardous Material or for non-compliance with any Environmental Law;

                        (iv) Hazardous Materials have not been treated, stored or disposed of on, to or from any property relating in any way to the Company or that is or was owned or leased by the Company;

                         (v) none of the properties owned, leased or operated by the Company have been used as landfill or waste disposal sites or contain any underground storage tanks;

                        (vi) no conditions or circumstances are known to the Company or the Sellers to exist or to have existed with respect to the Company, including without limitation the off-site disposal of Hazardous Materials, that could give rise to any remedial action under, or impose any material liability on the Company or Buyer with respect to any Environmental Law;

                       (vii) neither the Sellers nor the Company has received any notice or claim, and none of them is aware of any facts suggesting, that the Company is or may be liable to any person in any material amount as a result of any Hazardous Material generated, treated or stored at any real estate at any time owned or leased by the Company or discharged, emitted, released or transported from any real estate at any time owned or leased by the Company or any other source in the conduct of the Business of the Company;

                      (viii) no conditions or circumstances are known by the Sellers or the Company to exist or to have existed, and no activities are known by the Sellers or the Company to be occurring or to have occurred, that are resulting or have resulted in the exposure of any person or property to a Hazardous Material such that the owner of the Real Estate or of the Business may in the future be liable to such persons or to the owners of such property for personal or other injuries or damages resulting from such exposure; and

                        (ix) there are no federal or state air emission credits or air or water discharge Permits related to the Real Estate.

       For purposes of this Agreement, the term "Environmental Laws" shall mean, as to any given asset or operation of the Company, all applicable laws, statutes, ordinances, rules and regulations of any Governmental Entity pertaining to protection of the environment in effect as of the Closing Date. For purposes of this Agreement, the term "Hazardous Material" shall mean any substance which is listed or defined as a hazardous substance, hazardous constituent or solid waste pursuant to any Environmental Law.

              (o) Books and Records. All of the books and records of the Company have been prepared and maintained in accordance with good business practices and, where applicable, in conformity with GAAP and, to the best of Company's and Sellers' knowledge, in compliance with all Applicable Laws and other requirements.

              (p) Taxes. The Company and the Sellers have caused to be timely filed with appropriate federal, state, local, foreign, provincial and other Governmental Entities all Tax Returns required to be filed with respect to the Company or the conduct of the Business and have paid, caused to be paid, or adequately reserved in the Financial Statements all Taxes due or claimed to be due from or with respect to such Tax Returns or which are or will become payable with respect to all periods prior to Closing. Except as set forth on Schedule 3.1(p), no extension of time has been requested or granted with respect to the filing of any Tax Return or payment of any Taxes, and no issue has been raised or adjustment proposed by the IRS or any other taxing authority in connection with any of the Company's Tax Returns, and there are no outstanding agreements or waivers that extend any statutory period of limitations applicable to any federal, state, local, foreign, or provincial Tax Returns that include or reflect the use and operation of the Company or the conduct of the Business. Except as set forth on
       Schedule 3.1(p), neither the Sellers nor the Company have received or have knowledge of any notice of deficiency, assessment, audit, investigation, or proposed deficiency, assessment or audit with respect to the Company or the conduct of the Business from any taxing authority. The Company has not taken action which is not in accordance with past practice that could defer any liability for Taxes from any taxable period ending on or before the Closing Date to any taxable period ending after such date. The Company has not consented to the application of
       Section 341(f) of the Code.

              (q) Additional Information. Schedule 3.1(q) hereto contains accurate lists and summary descriptions of the following:

                         (i) the name and address of every bank and other financial institution at which the Company maintains an account (whether checking, savings or otherwise), lock box or safe deposit box for the Business, and the account numbers and names of persons having signing authority or other access thereto;

                        (ii) the names and titles of and current hourly rates and/or salaries for all employees of the Company, together with the vacation and severance benefits to which each such person is entitled; and

                       (iii) all names under which the Company has conducted any business or otherwise used.

              (r) Labor Matters. The Company has not suffered any strike, slowdown, picketing or work stoppage by any union or other group of employees. The Company is not a party to any collective bargaining agreement; no such agreement determines the terms and conditions of employment of any employee of the Company; no collective bargaining agent has been certified as a representative of any of the employees of the Company; and no representation campaign or election is now in progress with respect to any of the employees of the Company. Neither the Sellers nor any officers of the Company has any knowledge that the Company has taken or failed to take any action that would cause Buyer to incur any liability in the event Buyer chooses to dismiss from its employment any of the Company's employees following the Closing. The Company has complied in all material respects with all laws relating to the employment of labor in the conduct of the Business, including provisions thereof relating to wages, hours, equal opportunity and the payment of pension contributions, social security and other taxes.

              (s)    Employee Benefit Plans and Arrangements.

                         (i) Schedule 3.1(s) hereto lists all material employee benefit plans and collective bargaining, labor and employment agreements and severance agreements or other similar arrangements, whether or not in writing (together with all documents or instruments establishing or constituting any related trust, annuity contract or other funding instrument) to which the Company is (or within the last ten (10) years has been) a party or by which the Company is (or within the last ten (10) years has been) bound, including, without limitation, (1) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, or incentive compensation plan, agreement or arrangement, (2) any welfare benefit plan, agreement or arrangement or any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to automobiles, clubs, vacation, child care, parenting or maternity leave, sabbaticals, sick leave, medical expenses, dental expenses, disability, accidental death or dismemberment, hospitalization, life insurance and other types of insurance, (3) any employment agreement, or (4) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA).

                        (ii) The Sellers and the Company have delivered to Buyer true, correct and complete copies of all material plan documents and/or contracts (including, where applicable, any documents and/or instruments establishing or constituting any related trust, annuity contract or funding instrument) and summary plan descriptions with respect to the plans, agreements and arrangements listed in Schedule 3.1(s) hereto, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing. The Sellers and the Company have provided Buyer with true, correct and complete copies of the Form 5500 filed with respect to each plan identified in Schedule 3.1(s) hereto that was required to file an annual report for the plan year immediately preceding the Closing Date. Each of such Forms 5500 accurately reflects the financial status of the plan to which it relates as of the dates specified therein. In addition, the Sellers and the Company have provided Buyer with (a) true, correct and complete copies of any and all written communications notices or claims that the Sellers or the Company have received from the IRS, the Department of Labor and/or the Pension Benefit Guaranty Corporation concerning any plan, arrangement or agreement identified in Schedule 3.1(s) hereto that give notice of possible imposition of a fine, penalty or liability with respect to such plan, arrangement or agreement and (b) true, correct and complete copies of any complaints, petitions, claims or other notices of liability relating to any such plan, arrangement or agreement that have been filed by any other party.

                       (iii) For each of the plans, agreements and arrangements identified in Schedule 3.1(s) hereto, there are no negotiations, demands or proposals that are pending or have been made since the dates of the respective items furnished pursuant to Section 3.1(s)(ii) hereto which concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type described in this Section.

                        (iv) The Company and each of the plans, agreements and arrangements identified in Schedule 3.1(s) hereto are in full compliance with the applicable provisions of the Code and ERISA, the regulations and published authorities thereunder, and all other laws applicable with respect to all such employee benefit plans, agreements and arrangements. The Sellers and the Company have performed all of their respective obligations under all such plans, agreements and arrangements including, but not limited to, the full payment when due of all amounts required to be made as contributions thereto or otherwise. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and, to the best knowledge of the Sellers and the Company, no facts exist which could give rise to any such actions, suits or claims that might have a material adverse effect on such plans, agreements or arrangements.

                         (v) Except as specified in Schedule 3.1(s) hereto, each of the plans, agreements or arrangements can be terminated by the Company within a period of 30 days, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits.

                        (vi)       With respect to each plan identified in
              Schedule 3.1(s) hereto which is an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or a "plan" (within the meaning of Section 4975(e)(1) of the Code), no transaction has occurred which is prohibited by Section 406 of ERISA or which could give rise to a material liability under Section 4975 of the Code or Sections 502(i) or 409 of ERISA.

                                   (1)     Qualified Plans.  Except as
                     specifically identified in Schedule 3.1(s) hereto, the Company has not now, or has not within the last ten (10) years previously maintained, a stock bonus, pension or profit-sharing plan which is or was intended to meet the requirements of Section 401(a) of the Code.

                                   (2)     Title IV Plans.  Except as
                     specifically identified in Schedule 3.1(s) hereto, the Company does not have, and has not at any time previously maintained, a plan subject to Title IV of ERISA.

                                   (3)     Multiemployer Plans. No plan listed
                     in Schedule 3.1(s) hereto is or ever has been a "multiemployer plan" (within the meaning of Section 3(37) of ERISA).

                                   (4)     Welfare Benefit Plans.  All group
                     health plans of the Company have been operated in compliance with the group health plan continuation coverage requirements of Sections 601 through 608 of ERISA and 4980B of the Code to the extent such requirements are applicable. Except to the extent required under Section 4980B of the Code, the Company does not provide health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees.

                                   (5)     Fines and Penalties.  There has been
                     no act or omission by the Company or the Sellers or any ERISA affiliate that has given rise to or may give rise to fines, penalties, taxes, or related charges under Sections 502 and 4071 of ERISA or Chapter 43 of the Code.

                       (vii) The Company at one time maintained a "defined benefit plan". Such plan has been terminated in accordance with ERISA and the Company has no further liability under such plan.

              (t) Transactions With Affiliates. No shareholder, director or officer of the Company and no associate of any such shareholder, director or officer is currently, directly, or indirectly, a party to any transaction with the Company, including any agreement, arrangement or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payment to any such shareholder, director, officer or associate, except as disclosed on Schedule 3.1(t). No shareholder, director or officer of the Company, and no associate of such shareholder, director or officer owns, directly or indirectly, any interest in, or serves as a director, officer, or employee of, any customer, supplier or competitor of the Company. For the purposes of this Section 3.1(t) only, an "associate" of any shareholder, director or officer means a member of the immediate family of such shareholder, director or officer or any corporation, partnership, trust or other entity in which such shareholder, director, officer or employee has a substantial ownership or beneficial interest or is a director, officer, partner or trustee, or person holding a similar position.

              (u)    Investment Representations.

                  (i) Each Seller is acquiring the Grey Wolf Stock for his own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except pursuant to an applicable exemption under the Securities Act. In acquiring the Grey Wolf Stock, each Seller is not offering or selling, and will not offer or sell, for Grey Wolf in connection with any distribution of the Grey Wolf Stock and each Seller does not have a participation and will not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable federal and state securities laws.

                 (ii) Each Seller acknowledges that he or his representatives have been furnished with substantially the same kind of information regarding Grey Wolf and its business, assets, results of operations and financial condition as would be contained in a registration statement prepared in connection with a public sale of the Grey Wolf Stock. Each Seller further represents that he has had an opportunity to ask questions of and receive answers from Grey Wolf regarding Buyer and its business, assets, results of operations and financial condition and the terms and conditions of the issuance of the Grey Wolf Stock. The foregoing, however, shall not limit or modify the representations and warranties of Buyer in Section 3, shall not limit the rights of a Seller prior to and in anticipation of any issuance of the Grey Wolf Stock pursuant hereto, and shall not limit the disclosure requirements of applicable federal and state securities laws.

                (iii) Each Seller acknowledges that he is able to fend for himself, can bear the economic risk of his investment in the Grey Wolf Stock, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Grey Wolf Stock and is an "accredited investor" as defined in Regulation D under the Securities Act.

                 (iv) Each Seller understands that the Grey Wolf Stock, when issued to such Seller, will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Grey Wolf Stock will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Grey Wolf Stock cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, each Seller represents that he is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued accordingly to the transfer agent for the Grey Wolf Stock.

                  (v) It is agreed and understood by each Seller that the certificates representing the Grey Wolf Stock shall each conspicuously set forth on the face or back thereof, in addition to any legends required by Applicable Law or other agreement, a legend in substantially the following form:

              THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), AND SAID SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THE SHARES ARE REGISTERED UNDER THE ACT OR THE CORPORATION SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH SALE, ASSIGNMENT OR OTHER TRANSFER WILL NOT RESULT IN A VIOLATION OF ANY APPLICABLE LAW OR

              REGULATION, STATE OR FEDERAL. TRANSFER OF THE SHARES IS PROHIBITED OTHER THAN IN ACCORDANCE WITH REGULATIONS PROMULGATED UNDER THE ACT.

              (v)    Disclosure.  No representation or warranty in this Section
       3.1 or in any Schedule or Exhibit to this Agreement, or in any written statement, certificate or other document furnished to Buyer contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements therein not misleading. Except for facts generally affecting companies engaged in land drilling business, there is no fact known to either the Sellers or the Company that has, or in the future may have, a material adverse effect on the Business or the results of operations of the Company, which fact has not been set forth in this Agreement or in the Schedules hereto.

              (w) Foreign Corrupt Practices Act. To the knowledge of the Sellers and the Company, there have been no violations of the Foreign Corrupt Practices Act by the Company or any of its agents.

       3.2 Representations and Warranties of Buyer. Buyer represents and warrants to the Sellers as follows:

              (a) Due Organization; Good Standing and Power. Buyer and Grey Wolf are corporations duly organized, validly existing and in good standing under the laws of Texas. Buyer and Grey Wolf have all corporate power and authority to enter into this Agreement (and each other agreement expressly provided for herein) and to perform their respective obligations hereunder and thereunder.

              (b) Authorization and Validity of Agreement. The execution, delivery and performance of this Agreement by Buyer and Grey Wolf and the consummation by Buyer and Grey Wolf of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on its part. No other corporate action is necessary for the authorization, execution, delivery and performance by Buyer and Grey Wolf of this Agreement and the consummation by Buyer and Grey Wolf of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and Grey Wolf and constitute a legal, valid and binding obligation of Buyer and Grey Wolf, enforceable against Buyer and Grey Wolf in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general equity principles.

              (c) No Approvals or Notices Required; No Conflict with Instruments. Except as disclosed on Schedule 3.2(c), the execution, delivery and performance of this Agreement by Buyer and Grey Wolf and the consummation by it of the transactions contemplated hereby (i) will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under any provision of any law, rule or regulation, court order, judgment or decree applicable to Buyer and Grey Wolf, and (ii) will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Buyer and

       Grey Wolf, under, the charter or bylaws of Buyer and Grey Wolf or any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which Buyer and Grey Wolf is a party or by which Buyer or any of its assets or properties is bound.

              (d) Certain Fees. None of Buyer, Grey Wolf nor any of their respective officers, directors or employees, on behalf of it, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

              (e) Authorization of Common Stock. The shares of Grey Wolf stock, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

              (f) SEC Filings. Grey Wolf has filed all reports, registrations, and statements, together with any required amendments thereto, with the SEC including, but not limited to, its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1997 and any filings required by applicable state securities authorities. All such reports and statements filed, with any such regulatory authority or body are collectively referred to in this Agreement as the "Reports." As of their respective dates, the Reports filed comply with the respective rules and regulations promulgated by the SEC and state securities authorities and did not contain at the time filed, any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary in order to make the statements in light of the circumstances under which they were made clear and not misleading.

4.     Covenants; Actions Prior to Closing.

       4.1 Access to Information. During the period beginning on the date hereof and ending on the Closing Date, the Sellers and the Company will (a) give or cause to be given to Buyer and its representatives such access, during normal business hours, to the plant, properties, books and records of the Company as Buyer shall from time to time reasonably request and (b) furnish or cause to be furnished to Buyer such financial and operating data and other information with respect to the Company as Buyer shall from time to time reasonably request (the "Information"). Buyer and its representatives shall be entitled, in consultation with the Sellers, to such access to the representatives, officers and employees of the Company as Buyer may reasonably request. The Sellers shall permit Buyer and its representatives to confirm, on reasonable notice and on the basis of agreed methods, with the Company's principal vendors, customers, and trade affiliates, that the acquisition by Buyer of the Company will be acceptable to such vendors, customers, and trade affiliates and that the acquisition will not adversely affect the relationship of such vendors, customers and trade affiliates with the Business. The Sellers and the Company agree that such access by Buyer and its representatives shall include the right to perform a soil and groundwater analysis of the Real Estate and to conduct such other environmental investigations of the Real Estate as Buyer shall deem necessary or appropriate to determine on-site conditions and the presence or absence of any Hazardous Materials. In connection with such environmental investigations, the Sellers and the Company will provide to or make available for inspection by Buyer and its representatives (i) all records relating to the disposal of waste materials generated at the Real Estate; (ii) all environmental Permits and records relating to compliance with such Permits;
(iii) all records of spills or other
releases; (iv) all records relating to employee exposure to workplace chemicals; (v) all environmental audits or assessments; (vi) all insurance records relating to coverage for environmental incidents affecting the Real Estate; (vii) all chemical inventories and reports of chemical emissions;
(viii) all correspondence relating to pending or threatened environmental claims; and (ix) all records obtained from prior owners or operators of the Real Estate relating to environmental conditions. The Sellers agree to remediate any environmental problems discovered by the environmental investigations and disclosed to Sellers before closing provided, however, Sellers shall not be obligated to expend more than $100,000 for such remediation. The Information will be used by Buyer and Grey Wolf solely for the purpose of evaluating the acquisition of the Company, and will be kept confidential by Buyer and Grey Wolf and their respective officers, directors, employees, representatives, agents and advisors; provided that (i) any of such Information may be disclosed to Buyer's or Grey Wolf's officers, directors, employees, representatives, agents, and advisers who need to know such Information for the purpose of evaluating the acquisition of the Company, (ii) any disclosure of such Information may be made to which the Company consents in writing and (iii) such Information may be disclosed if so required by law. Any such Information may also be disclosed by Buyer and Grey Wolf to the extent such Information is (x) now publicly known or hereafter becomes public knowledge other than by any action of Buyer or Grey Wolf, (y) known by Buyer or Grey Wolf at the time of disclosure by the Company independent of any investigation by Buyer or Grey Wolf in connection with this transaction or (z) hereinafter obtained by Buyer or Grey Wolf in a non-confidential manner from a third party not under a confidentiality obligation to the Company. Upon any termination of this Agreement pursuant to Section 6 hereof, Buyer and Grey Wolf will return to the Company all material containing or reflecting the Information and will not retain any copies, extracts, or other reproductions thereof.

       4.2 Inspection of Rigs. The Buyer shall have the right, at its sole cost, risk, liability and expense, to inspect the Rigs at any time and from time to time prior to the Closing Date, provided that such inspection shall be conducted in a manner that does not unreasonably interfere with the operation of the Rigs. Any such inspection may include the opening up of machinery and equipment. The Company shall keep the Buyer advised of the location and whereabouts of each Rig to facilitate such an inspection.

       4.3 Conduct of the Business. Except as specifically required or contemplated by this Agreement or otherwise consented to or approved in writing by Buyer, during the period commencing on the date hereof and ending on the Closing Date, the Company will and the Sellers will cause the Company to:

              (a) conduct the Business only in the usual, regular and ordinary manner consistent with current practice and, to the extent consistent with such operation, use its reasonable best efforts to keep available the services of the present employees of the Company and preserve the Company's present relationships with persons having business dealings with the Company;

              (b) maintain the Company's books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with past practice, and comply in all material respects with all Applicable Laws and other obligations of the Company;

              (c) not (i), except as provided in Section 4.10 hereof, sell, lease or otherwise dispose of any of the assets of the Company other than in the ordinary course of its business in accordance with past practices, (ii) modify or change in any material respect any contract of the Company, other than in the ordinary course of business or (iii) agree, whether in writing or otherwise, to do any of the foregoing; and

              (d) not (i) permit or allow any of the assets of the Company to become subject to any liens or Encumbrances, (ii) waive any claims or rights relating to the Business, except in the ordinary course of business and consistent with past practice, (iii) grant any increase in the compensation of any employees employed in the conduct of the Business, except for reasonable increases in the ordinary course of business and consistent with past practice or as required by contractual arrangements existing on the date hereof, and reasonable payments in normal sales compensation plans, including bonuses, (iv) enter into any agreements giving rise to trade and barter obligations relating to the assets of the Company, or (v) agree, whether in writing or otherwise, to do any of the foregoing.

       4.4 Further Actions. Subject to the terms and conditions hereof, the Sellers, Company and Buyer will each use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using reasonable best efforts: (i) to obtain prior to the Closing Date all licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company as are necessary for the consummation of the transactions contemplated hereby; (ii) to effect all necessary registrations and filings; and (iii) to furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing. Where the consent of any third party is required under the terms of any of the Company's leases or contracts to the transactions contemplated by this Agreement, the Sellers and the Company will use reasonable best efforts to obtain such consent on terms and conditions not less favorable than as in effect on the date hereof. The Sellers and Buyer shall cooperate fully with each other to the extent reasonably required to obtain such consents.

       4.5 Notification. The Sellers and the Company shall promptly notify Buyer in writing and keep it advised as to (i) any litigation or administrative proceeding filed or pending against the Company or, to their knowledge, threatened against any of them, including any such litigation or administrative proceeding that challenges the transactions contemplated hereby; (ii) any material damage or destruction of any of the assets of the Company; (iii) any material adverse change in the results of operations of the Company; and (iv) any variance from the representations and warranties contained in Section 3.1 hereof or of any failure or inability on the part of the Sellers or the Company to comply with any of their respective covenants contained in this Section 4.

       4.6 No Inconsistent Action. Subject to Sections 6.1 and 6.2 hereof, no party hereto shall take any action inconsistent with its obligations under this Agreement or which could materially hinder or delay the consummation of the transactions contemplated by this Agreement.

       4.7 Hart-Scott-Rodino Act. Buyer and Sellers will file the Notification and Report Forms and related material that they are required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will use their reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable, provided, however, that the reasonable efforts of Buyer shall not include (a) proffering Buyer's willingness to accept an order providing for the divestiture of such of the properties, assets, operations, or business of the Company (or, in lieu thereof, such properties, assets, operations, or business of Buyer or any of Buyer's affiliates) as are necessary to permit the consummation of the transactions contemplated by this Agreement, including an offer to hold separate such properties, assets, operations or businesses pending any such divestiture, (b) proffering Buyer's willingness to accept any other conditions, restrictions, limitations or agreements affecting the full rights of ownership of the Company's assets (or any portion thereof) as may be necessary to permit the consummation of the transactions contemplated by this Agreement, or (c) entering into or continuing any litigation relating to this Agreement or the transactions contemplated hereby.

       4.8 Acquisition Proposals. Neither the Sellers nor the Company, nor any affiliate, director, officer, employee or representative of any of them, shall, directly or indirectly (i) solicit, initiate or knowingly encourage any Acquisition Proposal or (ii) engage in discussions or negotiations with any person that is considering making or has made an Acquisition Proposal. Sellers and the Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal and shall promptly request each such person who has heretofore entered into a confidentiality agreement in connection with Acquisition Proposal to return to Sellers and the Company all confidential information hereto furnished to such person by or on behalf of any Seller or the Company. The term "Acquisition Proposal," as used herein, means any offer or proposal for or any indication of interest in, a merger or other business combination involving the Company or any of its affiliates, or the acquisition of an equity interest in or substantial portion of the assets of, the Company or affiliate of the Company, other than the transactions contemplated by this Agreement.

       4.9 Public Announcements. Except as may be required by Applicable Law or the American Stock Exchange, neither Buyer, on the one hand, nor Sellers and the Company, on the other, shall issue any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party.

       4.10 Distribution of Assets. Company shall distribute or dispose of the Assets described in Schedule 4.10 on or prior to the Closing Date and the Sellers shall indemnify and hold Company and Buyer harmless from and against all obligations and liabilities related to such assets.

       4.11 Office Lease. The Sellers shall either provide a release of the Company's current office lease or shall indemnify the Company and the Buyer from any liability associated with the office lease.

5.     Conditions Precedent.

       5.1 Conditions Precedent to Obligations of All Parties. The respective obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by each party) at or prior to the Closing Date of each of the following conditions:

              (a) No Governmental Action. No action of any private party or Governmental Entity shall have been taken or threatened and no statute, rule, regulation or executive order shall have been proposed, promulgated or enacted by any Governmental Entity which seeks to restrain, enjoin or otherwise prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

              (b) Termination under Hart-Scott-Rodino Act. The termination or early termination of the applicable waiting period under the HSR Act shall have occurred.

              (c) Establishment of Trust. The Employee Trust shall have been established in accordance with Section 2.4 hereof.

       5.2 Conditions Precedent to Obligations of Buyer. The obligations of Buyer under this Agreement are subject to the satisfaction (or waiver by Buyer) at or prior to the Closing Date of each of the following conditions:

              (a) Accuracy of Representations and Warranties. All representations and warranties of the Sellers and the Company contained herein or in any certificate or document delivered to Buyer pursuant hereto shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except as contemplated or permitted by this Agreement.

              (b) Performance of Agreements. The Sellers and the Company shall have, in all material respects, performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement to be performed or complied with by them prior to or at the Closing Date.

              (c) Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Buyer, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

              (d) Title. On the Closing Date, Buyer shall be satisfied in its reasonable discretion as to the Sellers' ownership of the Stock, free and clear of all liens, easements, claims, charges and Encumbrances.

              (e) Licenses and Consents. All licenses, Permits, consents, approvals, authorizations, qualifications and orders of governmental authorities (including, without limitation, any air and water discharge permits required by the United States Environmental Protection Agency) which are reasonably necessary to enable Buyer to own the Stock and assets of the Company and conduct the Business after the Closing in substantially the same manner as the assets of the Company are owned and the Business is being conducted as of the date hereof shall be in full force and effect. All consents of the lenders to Grey Wolf or the Buyer necessary to consummate this transaction shall have been obtained and shall be in full force and effect.

              (f) Environmental Matters. Buyer shall have obtained one or more Environmental Assessments and shall not have discovered any events, occurrences or conditions at or affecting the Company's Real Estate or the Business, other than as described on Schedule 3.1(n) hereto, which in the aggregate could reasonably be expected to cause the Company to incur expenses in excess of $100,000 for remediation of existing environmental conditions or for past exposure on-site or off-site of any person or property to any Hazardous Materials. For purposes of this
       Section 5.2(f), an "Environmental Assessment" is an environmental report or reports on the Company's Real Estate by an environmental engineering firm or firms selected by Buyer.

              (g) Opinion of Counsel to Sellers and the Company. Pugh, Pugh & Pugh, L.L.P., counsel for the Sellers and the Company, shall have furnished to Buyer its written opinion, dated the Closing Date, substantially in the form attached as Exhibit 2.

              (h) Operation. The Business shall have been operated and maintained substantially in the manner in which it has been operated and maintained previously in the ordinary course of business and the Company shall not enter into or renew any material agreements or other commitments extending a substantial term beyond the Closing Date or take any action which is not in the ordinary course of business, except for the transactions otherwise contemplated herein, without the prior written approval of Buyer.

              (i) Material Adverse Change. There shall have been no material adverse change in the Business from the date of this Agreement until the Closing Date.

              (j) Facts or Omissions. Buyer shall not have discovered any fact or omission materially adverse to the condition, results of operations or prospects of the Company.

              (k) Audit. Buyer shall have reviewed (i) the Rigs and equipment of the Company and, in its sole discretion, found such equipment to be in good and usable condition and to have been reflected on the books of the Company in accordance with GAAP and (ii) the accounts receivable of the Company, net of any reserves, and, in its sole discretion, found such receivables to be good and collectible.

              (l) Financial Report. Buyer shall have received a report from KPMG Peat Marwick in form and substance satisfactory to Buyer with respect to the Net Financial Assets of the Company.

              (m) Redemption of Preferred Stock. The Company shall have redeemed all of its outstanding preferred stock at its par value.

              (n) Conveyance of Real Estate. The Sellers shall have caused the owners of approximately 9 acre tract of land to convey such land to the Company by a deed in the form attached hereto as Exhibit 3. On or before the Closing Date, Seller shall execute and deliver to Purchaser an instrument of conveyance satisfactory to Seller's counsel and Purchaser's counsel and the Title Company, conveying the Real Estate together with all of the improvements located thereon, and all rights, ways, servitudes and advantages thereunto belonging or in anywise appertaining, duly executed and acknowledged and in proper form for recording, subject only to the Permitted Exceptions. Seller shall also deliver to Purchaser all other documents in its possession pertaining to the Real Estate, including without limitation all surveys of the Real Estate, all plans, specifications, engineering and environmental reports and audits with respect to the Real Estate and the improvements located thereon; all certificates of occupancy, other certificates, permits, licenses, variances and zoning documentation with respect to the Real Estate and the operation thereof; and all sewer, water and utility reservations with respect to the Real Estate.

              On the Closing Date, Seller, at Seller's sole expense, shall cause United General Title Insurance Company ("Title Company") to issue a title commitment ("Commitment") committing to issue an owner's title policy ("Title Policy") to Purchaser in the amount of the Purchase Price allocated to the Real Estate insuring that Purchaser owns fee simple title to the Real Estate, subject to no exceptions other than (i) the Permitted Exceptions; and (ii) the restrictive covenant exception, with respect to which the notation "None of Record" (except for any Permitted Exceptions) shall be entered; and (iii) the standard printed exception as to taxes which shall have inserted the year of closing and be followed by the words: "Not yet due and payable". Seller shall also execute and deliver any Seller's/Owners affidavit and indemnity required by the Title Company to delete the standard exceptions. The Commitment shall specify all easements, servitudes, liens, encumbrances, restrictions, conditions or covenants with respect to the Real Estate, and shall also deliver to Purchaser copies of all documents referred to as exceptions to title in the Commitment. The "Permitted Exceptions" shall be those exceptions to title and contained on the Commitment which are acceptable to Purchaser. The Commitment shall also contain a commitment to issue the following endorsements to the Title Policy, if applicable to the Real Estate: Encroachment endorsement; Contiguity endorsement; Land the same as survey endorsement; zoning endorsement; REM endorsement; Environmental Lien endorsement; and a specific access endorsement.

              (o) Termination of Shareholders Agreement. The Shareholders Agreement shall have been terminated by all parties to such agreement in form and substance satisfactory to Buyer.

              (p) Resignation of Directors and Officers. The Company shall have delivered to Buyer the resignations of all officers and directors of the Company.

       5.3 Conditions Precedent to the Obligations of the Sellers. The obligations of the Sellers under this Agreement are subject to the satisfaction (or waiver by the Sellers) at or prior to the Closing Date of each of the following conditions:

              (a) Accuracy of Representations and Warranties. All representations and warranties of Buyer contained herein or in any certificate or document delivered to the Sellers pursuant hereto shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except as contemplated or permitted by this Agreement.

              (b) Performance of Agreements. Buyer shall have performed all obligations and agreements, and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

              (c) Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for the Sellers, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

              (d) Opinion of Counsel to Buyer. Gardere Wynne Sewell & Riggs, L.L.P., counsel for Buyer, shall have furnished to Sellers its written opinion, dated the Closing Date, substantially in the form attached as
       Exhibit 4.

       5.4 Knowledge. In the event either party has, on or before the Closing Date, actual knowledge of a breach of a representation, warranty or covenant by the other party, the party having such knowledge shall have as its sole remedy for such breach, the right to terminate this Agreement.

6.     Termination.

       6.1 General. This Agreement may be terminated and the transactions contemplated herein may be abandoned (a) by mutual written consent of Buyer and the Sellers, or (b) by any party by notice to the other parties in the event that the Closing Date shall not have occurred on or before February 28, 1998; provided, however, that if the Closing Date shall not have occurred on or before such date due to a breach of this Agreement by one of the parties or an affiliate of such party, that party may not terminate this Agreement.

       6.2    No Liabilities in Event of Termination.  Except as set forth in
Section 6.3 below, in the event of any termination of this Agreement as provided above, this Agreement shall forthwith become wholly void and of no further force or effect, except that the provisions of Sections 4.9, 8.6, 9.1,
9.11 and 9.12 hereof shall remain in full force and effect, and provided that nothing contained herein shall release any party from liability hereinafter provided in this paragraph for any failure to comply with any provision, covenant or agreement contained herein.

       6.3 Failure to Close. On the date of this Agreement, Buyer has delivered $2,500,000 to Texas Commerce Bank National Association, as Escrow Agent (the "Escrow Agent"), on the terms and conditions set forth in the Escrow Agreement attached hereto as Exhibit E (the "Escrow Agreement"). The $2,500,000 plus any interest earned thereon, less any fees and expenses of the Escrow Agent (the "Escrow Fund") shall serve as a non-refundable deposit and liquidated damages to secure the performance of Buyer's obligations hereunder. Buyer acknowledges that in agreeing to negotiate this Agreement, the Sellers have foregone the opportunity to negotiate with other potential purchasers of the Stock. Therefore, the Buyer and the Sellers agree that if there is a failure to close the acquisition of the Stock, the Sellers shall be entitled to retain the Escrow Fund as a commitment fee and liquidated damages and not as a penalty, unless, (a) the Closing does not occur as a result of a condition in Sections 5.1 or 5.2 not being satisfied through no fault of Buyer or (b) the Agreement is terminated through mutual agreement of Buyer and the Sellers. The Escrow Fund shall be the Sellers' SOLE and EXCLUSIVE remedy for a breach of the Buyer's obligations under this Agreement, and Buyer shall have no other liability to the Sellers or under this Agreement or otherwise.

7.     Covenants; Action Subsequent to Closing.

       7.1 Sellers' Covenants Not to Compete. In order to allow Buyer to realize the full benefit of its bargain in connection with the purchase of the Stock and the payment by Buyer of $30,000 to each of them at Closing, Alan Whyte Murphy, Thomas Hayes Murphy and William T. Murphy, III will not at any time for a period of three years following the Closing Date, directly or indirectly, acting alone or as a member of a partnership or as a holder of in excess of 5% of any security of any class, or as a consultant to or representative of, any corporation or other business entity,

              (a) engage in any business in competition with the Business as conducted by the Company, at the date hereof in those geographic areas in which such Business is conducted or has been conducted within five years prior to the Closing Date; or

              (b) request any present or future customer or supplier of the Company or of the Business as conducted by Buyer to curtail or cancel its business with the Company or the Buyer; or

              (c) unless otherwise required by law, disclose to any person, firm or corporation any details of organization or business affairs of the Company or the Business, any names of past or present customers of the Company or any other non-public information concerning the Business or the Company; or

              (d) induce or attempt to influence any employee of Buyer or the Company assigned to the conduct of the Business to terminate his or her employment.

Alan Whyte Murphy, Thomas Hayes Murphy, and William T. Murphy, III acknowledge that in the event the scope of the covenants set forth in this Section 7.1 is deemed to be too broad in any court proceeding, the court may reduce such scope to that which it deems reasonable under the circumstances. The parties hereto agree and acknowledge that Buyer would not have any adequate remedy at law for the breach or threatened breach by Alan Whyte Murphy, Thomas Hayes Murphy, and William T. Murphy, III or of the covenants and agreements set forth in this
Section 7.1 and, accordingly, Alan Whyte Murphy, Thomas Hayes Murphy, and William T. Murphy, III further agree that Buyer may, in addition to the other remedies which may be available to it hereunder, file suit in equity to enjoin Alan Whyte Murphy, Thomas Hayes Murphy, and William T. Murphy, III from such breach or threatened breach and consent to the issuance of injunctive relief hereunder. Alan Whyte Murphy, Thomas Hayes Murphy, and William T. Murphy, III understand and agree that the act of Buyer in entering into this Agreement, and Buyer's covenants and payments hereunder, the redemption of William T. Murphy III's Preferred Stock shall and do constitute sufficient consideration for Alan Whyte Murphy, Thomas Hayes Murphy, and William T. Murphy, III to agree not to compete against Buyer as set out in this Section 7.1.

       7.2 Use of Names. After the Closing Date, the Sellers each agrees that neither they, nor any of their affiliates shall use the names, trademarks, slogans, trade names, logos or labels of the Company; provided, however, Sellers may use the "Murco" logo and name so long as they are not used in connection with any business similar to the Business.

       7.3 Registration Rights. After the Closing, Sellers will be accorded the following registration rights with respect to the Grey Wolf Stock to be issued hereunder:

              (a) Within five days following the Closing Date, Grey Wolf shall (i) prepare and file with the Commission a registration statement on Form S-3 (the "Shelf Registration Statement") covering the shares of Grey Wolf Stock issued to the Sellers pursuant to the Stock Purchase Agreement (and references in this Section 7.3 to "Grey Wolf Stock" shall be deemed to include any shares of Grey Wolf Stock or other securities received by the Sellers on account of any stock split, stock dividend or merger of Grey Wolf) for the nonunderwritten offering and sale by the Sellers of the such Grey Wolf Stock on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, and (ii) use its best efforts to cause the Shelf Registration Statement to become effective as soon as possible after the filing thereof so as to permit the secondary resale of such Grey Wolf Stock by the Sellers or any of them.

              (b)    Notwithstanding the provisions of the foregoing paragraph
       (a), if the Board of Directors of Grey Wolf determines in good faith, that the secondary offer and resale of the Grey Wolf Stock by the Sellers as contemplated by the foregoing paragraph (a), would materially and adversely affect a pending or proposed public offering of securities of Grey Wolf, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to Grey Wolf or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information to the potential detriment of Grey Wolf, then upon written notice of such determination to each of the Sellers, Grey Wolf shall be entitled to require the suspension by the Sellers of any distribution of the Grey Wolf Stock under the Shelf Registration Statement for a period of time which, for purposes of this paragraph (b), shall not exceed 60 days nor 45 days after the abandonment or consummation of the proposal or transaction. Such written notice shall contain a general statement of the reasons for such suspension. Grey Wolf shall promptly notify each of the Sellers of the expiration or earlier termination of such suspension. Grey Wolf hereby represents and warrants that, as of the date of this Agreement, Grey Wolf has not entered into any transaction described in this Section 7.3(b) that will likely cause the suspension of any distribution of the Grey Wolf Stock under the Shelf Registration Statement.

              (c) Notwithstanding the provisions of paragraph (a), if Grey Wolf shall file a registration statement with respect to an offering by it through an underwriter or group of underwriters (an "Underwritten Registration Statement") of Grey Wolf Stock or securities convertible into or exchangeable or exercisable for Grey Wolf Stock, and the managing underwriter or underwriters advise Grey Wolf that a sale or distribution of the Grey Wolf Stock covered by the Shelf Registration Statement would adversely affect such offering, then upon written notice to each of the Sellers, the Sellers shall suspend the distribution of any shares of the Grey Wolf Stock pursuant to the Shelf Registration Statement during a period specified by or on behalf of such underwriters, which period shall not be greater than 10 days prior to or 90 days following the effective date of such Underwritten Registration Statement. The period following the effective date of such Underwritten Registration Statement shall be subject to early termination by the managing underwriter or underwriters. Grey Wolf hereby represents and warrants that, as of the date of this Agreement, Grey Wolf has not filed and does not presently intend to file an Underwritten Registration Statement that will likely cause the suspension of any distribution of the Grey Wolf Stock under the Shelf Registration Statement.

              (d) If and when Grey Wolf is required by the provisions of this Section 7.3 to use its reasonable efforts to effect the registration of any Grey Wolf Stock under the Securities Act, Grey Wolf will:

                         (i) as expeditiously as reasonably practicable, prepare and file with the Commission a registration statement on the appropriate form with respect to such Grey Wolf Stock and use reasonable efforts to cause such registration statement to become effective and remain effective until the first anniversary of the Closing Date or such shorter period of time until the transfer or sale of all Grey Wolf Stock so registered has been completed;

                        (ii) as expeditiously as reasonably practicable, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of such Grey Wolf Stock covered by such registration statement in accordance with the intended method of distribution set forth in such registration statement;

                       (iii) as expeditiously as reasonably practicable, furnish to each of the Sellers selling Grey Wolf Stock registered, or to be registered under the Securities Act, such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, and such other documents as such Seller may reasonably request, in order to facilitate the public sale or other disposition of such Grey Wolf Stock owned by such Seller; provided, however, that the obligation of Grey Wolf to deliver copies of prospectuses or preliminary prospectuses to such Sellers shall be subject to the receipt by Grey Wolf of reasonable assurances from such Sellers that they will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use by it of any prospectuses or preliminary prospectuses;

                        (iv) as expeditiously as practicable, use its reasonable efforts to register or qualify Grey Wolf Stock covered by such registration statement under such other securities laws of such United States jurisdictions as the Sellers making such request shall reasonably request (considering the nature and size of the offering) and do any and all other acts and things which may be necessary or desirable to enable the Sellers making such request to consummate the public sale or other disposition in such jurisdictions of Grey Wolf Stock owned by such Sellers; provided, however, that Grey Wolf shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would otherwise not be required to be so qualified or to take any action which would subject it to general service of process or to taxation in any jurisdiction in which it is not then so subject; and

                         (v) bear all Registration Expenses (as defined below) in connection with all registrations hereunder; provided, however, that all Selling Expenses (as defined below) of Grey Wolf Stock held by the Sellers and all fees and disbursements of counsel for the Sellers in connection with each registration pursuant to this Section 7.3 shall be borne by such Sellers pro rata in proportion to the number of shares of Grey Wolf Stock covered thereby being sold or in such proportion as they may agree. All (A) registration and filing fees; (B) printing expenses; (C) fees and disbursements of counsel for Grey Wolf;
              (D) blue sky fees and expenses; and (E) fees and expenses of accountants for Grey Wolf are herein referred to as "Registration Expenses". All underwriting fees and discounts and brokerage and selling commissions and fees and expenses of the counsel for the Sellers and any underwriter's counsel applicable to the sales in connection with any such registration are herein referred to as "Selling Expenses".

              (e)    (i)    To the extent permitted by law, Grey Wolf will
              indemnify and hold harmless each Seller against any losses, claims, damages, liabilities or expenses, joint or several, to which any such person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration

              Statement, or any post-effective amendment thereof, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Shelf Registration Statement and not corrected in the final prospectus, or contained in the final prospectus (as amended or supplemented, if Grey Wolf shall have filed with the Commission any amendment thereof or supplement thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse any such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or expense; provided, however, that the indemnity agreement contained in this Section 7.3(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of Grey Wolf (which consent shall not be unreasonably withheld); and provided further that Grey Wolf shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (1) any such untrue statement or omission or alleged untrue statement or omission which has been made in the Shelf Registration Statement, preliminary prospectus, prospectus or amendment or supplement or omitted therefrom in reliance upon and in conformity with information furnished in writing to Grey Wolf by the Sellers specifically for use in the preparation thereof, and
              (2) the fact that the Sellers sold the Grey Wolf Stock to a person to whom there was not sent or given, at or before written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference), or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if Grey Wolf has previously furnished copies thereof to the Sellers in compliance with the Agreement and the loss, claim, damage, liability or expense of the Sellers results from an untrue statement of material fact contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as amended or supplemented).

                     (ii) To the extent permitted by law, each Seller will indemnify and hold harmless Grey Wolf, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Grey Wolf within the meaning of
              Section 15 of the Securities Act against any losses, claims, damages, liabilities or expenses, joint or several, to which Grey Wolf or any such person may become subject under the Securities Act or otherwise, and will reimburse Grey Wolf or any such person for any legal or other expenses reasonably incurred by Grey Wolf or such person in connection with investigating or defending any such loss, claim, damage, liability or expense, but only insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or omission or alleged untrue statement or omission of a material fact referred to in clause (A) or (B) of
              Section 7.3(e)(i) hereof, in each case to the extent (and only to the extent) that such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of Sellers specifically for use in connection with such registration; (B) any violation by Sellers of any federal, state or common law rule or regulation applicable to Sellers and relating to action of or inaction by Sellers in connection with such registration, and (C), with respect to any preliminary prospectus, the fact that Sellers sold Grey Wolf Stock to a person to whom there was not sent or given, at or before written confirmation of such sale, a copy of the prospectus (excluding the documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if Grey Wolf has previously furnished copies thereof to Sellers in compliance with this Agreement and the loss, claim, damage, liability or expense of Grey Wolf or such person result from an untrue statement or omission of a material fact contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as amended or supplemented); provided, however, that the indemnity agreement contained in this Section 7.3(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Sellers, which consent shall not be unreasonably withheld.

                     (iii) Promptly after receipt by an indemnified party under this Section 7.3(e) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying pay under this Section 7.3(e), notify the indemnifying party in writing of the commencement thereof; provided, however, that the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability hereunder except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

                     (iv) If the indemnification provided for in this Section 7.3(e) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party and the indemnified parties, the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.3(e)(iii) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.3(e)(iv) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (f) If Rule 144 or Rule 145 as promulgated under the Securities Act or any successor or similar rule or statute shall permit the sale by a Seller at any time over a period of 90 consecutive days of all the shares of Grey Wolf Stock received by the Sellers in compliance with the provisions thereof, then the rights of the Sellers as to registration provided for in this Section 7.3 with respect to all of that Seller's Grey Wolf Stock shall terminate immediately.

              (g)    The Registration Rights granted pursuant to this Section
       7.3 and the obligations of Sellers related thereto may be assigned by any Seller to any assignee or transferee of all or any part of such Seller's Grey Wolf Stock; provided, however, that (i) any such assignee or transferee is a direct descendant of such Seller or is an entity wholly-owned by Seller and/or any direct descendants of Seller, (ii) any such assignment or transfer occurs on or before the date the Shelf Registration Statement is filed with the Commission, and (iii) any such assignment or transfer does not violate any provision of the Securities Act.

       7.4 Access to Books and Records. After the Closing Date, Sellers shall have access to the books and records of the Company as they existed prior to the Closing Date for tax purposes, accounting purposes, verification of the Purchase Price adjustment calculations, and any other necessary purposes; provided however, access shall be granted only after reasonable notice and during business hours.

8.     Indemnification.

       8.1 Indemnification by the Sellers. Subject to the provisions of this Section 8, the Sellers, jointly and severally, (without any right of contribution from the Company) shall protect, indemnify and hold harmless Buyer, each officer, director and agent of Buyer and each person who controls Buyer in respect of any losses, claims, damages, liabilities, deficiencies, delinquencies, defaults, assessments, fees, penalties or related costs or expenses, including, but not limited to, court costs and attorneys', and accountants' fees and disbursements, and any federal, state or local income or franchise taxes payable in respect of the receipt of cash or money in discharge of the foregoing, but reduced by any net amount paid to Buyer on account of such loss by any insurance policies (collectively referred to herein as "Damages") to which Buyer may become subject if such Damages arise out of or are based upon (a) the breach of any of the environmental representations and warranties (whether such breach occurred as of the date of execution of this Agreement or as of the Closing Date) made by the Sellers or the Company in Section 3.1(n) of this Agreement, including the Exhibits and Schedules hereto, or in any certificate or instrument delivered by or on behalf of the Sellers or the Company pursuant to Section 3.1(n) of this Agreement, and
(b) the breach of any of the other representations and warranties (whether such breach occurred as of the date of execution of this Agreement or as of the Closing Date), covenants or agreements made by the Sellers or the Company in this Agreement, including the Exhibits and Schedules hereto, or in any certificate or instrument delivered by or on behalf of the Sellers or the Company pursuant to this Agreement. Notwithstanding the foregoing, Sellers shall not be obligated to indemnify Buyer for any Damages pursuant to this
Section 8.1 that arise out of or are based upon the breach of the environmental representations and warranties made by Sellers or the Company in Section 3.1(n) of this Agreement with respect to any part of the Real Estate.

       8.2    Indemnification by Buyer.  Subject to the provisions of this
Section 8, Buyer shall protect, indemnify and hold harmless the Sellers, in respect of any Damages to which the Sellers may become subject if such Damages arise out of or are based upon the breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement, including the Exhibits and Schedules hereto, or in any certificate delivered by or on behalf of Buyer pursuant to this Agreement.

       8.3 Monetary Limit on Indemnification Liability. Notwithstanding any other provisions to the contrary in this Agreement, the liability under Section 8.1(a) of a Seller shall be limited to (a) $5,000,000, multiplied by (b) a fraction, the numerator of which shall be his or her respective share of the Purchase Price as shown on Exhibit 1 and the denominator of which shall be the Purchase Price. Notwithstanding any other provisions to the contrary in this Agreement, the liability under Section 8.1(b) of a Seller shall be limited to a percentage of the total of Damages equal to his or her respective percentage of the Purchase Price as shown on Exhibit 1 hereto. The Sellers shall not have any obligation to indemnify the Buyer from and against any Damages until the Buyer has suffered Damages by reason of all such breaches (or alleged breaches) in excess of a $325,000 aggregate threshold, at which point the Sellers will be obligated to indemnify the Buyer from and against all such Damages relating back to the first dollar.

       8.4 Indemnification Procedures. The obligations and liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party or third parties shall be subject to the following terms and conditions:

              (a) If any person shall notify an indemnified party (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification (a "Claim") against Buyer or the Sellers (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

              (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety (subject to any limitations contained in Section 8) of any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Claim and fulfill its indemnification obligations hereunder, (iii) the Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Claim is not, in the good faith judgment of the Indemnifying Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Claim actively and diligently and in good faith.

              (c) So long as the Indemnifying Party is conducting the defense of the Claim in accordance with Section 8.4(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

              (d) In the event any of the conditions in Section 8.4(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party will remain responsible for any damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Claim to the fullest extent provided in this Section 8.

       8.5 Time Limits on Liability. Anything contained in this Agreement to the contrary notwithstanding, the indemnity liability of any party for indemnity shall only extend to matters for which a bona fide claim has been asserted by written notice of such claim delivered to the Indemnifying Party on or before two (2) years from the Closing Date except for (i) breaches of representations with respect to title to the Shares, authority and finders fees which will survive indefinitely, (ii) breaches of representations with respect to taxes and ERISA which will survive for statutory limitation periods, and
(iii) breaches of the representations and warranties with respect to environmental matters contained in Section 3.1(n) which shall survive for five years.

       8.6 Seller Representative. The Sellers hereby appoint Thomas H. Murphy as their representative (the "Seller Representative"), who shall have full power and authority to make all decisions relating to the Statement provided in Section 2.3 and the defense and/or settlement of any claims for which the Sellers may be required to so indemnify the Buyer (and vice versa) and to take such other actions (and any other actions reasonably related or ancillary thereto) provided herein to be taken by the Seller Representative.
If the Seller Representative shall die, become totally incapacitated or resign from such position, the remaining Sellers shall select another member from among the selling group (or their heirs, executors, administrators or personal representatives) to fill such vacancy. All decisions and actions by the Seller Representative, including, without limitation, any agreement between the Seller Representative and the Buyer relating to the determination of Net Financial Assets, the defense or settlement of any claims for which the Sellers may be required to so indemnify Buyer, any amendment to this Agreement or any other action provided herein to be taken by the Seller Representative, shall be binding upon all of the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same. By their execution of this Agreement, the Sellers shall be deemed to have agreed that (i) the provisions of this Section 8.6 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Seller may have in connection with the transactions contemplated by this Agreement, (ii) the remedy at law for any breach of the provisions of this Section 8.6 would be inadequate, (iii) the Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if it brings an action to enforce the provisions of this
Section 8.6, (iv) the provisions of this Section 8.6 shall be binding upon the heirs, executors, administrators, personal representatives and successors of each Seller and (v) any references in this Agreement to a Seller or Sellers shall mean and include the successors to the Sellers' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise. All fees and expenses incurred by the Seller Representative shall be paid by the Sellers.

9.     Miscellaneous.

       9.1    Payment of Certain Fees and Expenses.

       Each of the parties hereto shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limitation, brokers' fees, attorneys' fees and accountants' fees; provided, however, that Sellers shall be responsible for all such fees and expenses incurred by the Company.

       Buyer shall be responsible for the payment of filing fees under the HSR Act.

       9.2 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, first class mail, postage prepaid, return receipt requested, or sent by telecopier, as follows:

              (a)    If to the Company:

                            Murco Drilling Corporation
                            400 Travis Street, Suite 1900
                            Shreveport, Louisiana 71101-3188
                            Telecopier No.: (318) 227-6490

                     with a copy to:

                            Robert G. Pugh, Jr.
                            Pugh, Pugh & Pugh, L.L.P.
                            333 Texas Street, Suite 2100
                            Shreveport, Louisiana 71101
                            Telecopier No.: (318) 227-2273

              (b)    If to Buyer:

                            Grey Wolf Drilling Company
                            10370 Richmond Avenue, Suite 600
                            Houston, Texas 77042-4136
                            Telecopier No.: (713) 435-6171
                            with a copy to:

                            Gardere Wynne Sewell & Riggs, L.L.P.
                            333 Clay, Suite 800
                            Houston, Texas 77002
                            Attention: Frank M. Putman
                            Telecopier No.:  (713) 308-5555

              (c) If to a Seller, to the address shown on his or her signature page.

or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed to have been received on the earlier of the date of delivery or on the fifth business day after the mailing thereof.

       9.3 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

       9.4 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, personal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, personal representatives, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

       9.5 Assignability. This Agreement shall not be assignable by the Sellers without the prior written consent of Buyer or by Buyer without the prior written consent of the Sellers; provided, however, that Buyer shall be entitled to assign this Agreement to an affiliate without the consent of Sellers.

       9.6 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving or his or her personal representative under Section 8.6. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

       9.7 Limitation on Interest. Regardless of any provision contained herein or any other document executed in connection with this Agreement, the parties hereto shall not be obliged to pay, and the parties hereto shall never be entitled to charge, reserve, receive, collect or apply, as interest (it being understood that interest shall be calculated as the aggregate of all charges that are contracted for, charged, reserved, received, collected, applied or paid which constitute interest under Applicable Law) payable hereunder any amount in excess of the maximum nonusurious contract rate of interest allowed from time to time by Applicable Law, and in the event any of the parties hereto ever charges, reserves, receives, collects or applies, as interest, any such excess, at the option of the payor of such interest, such amount shall be deemed a partial prepayment of the amount payable hereunder or promptly refunded to the payor of such interest.

       9.8 Section Headings; Index. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

       9.9 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

       9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

       9.11 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas.

       9.12 Dispute Resolution. Any dispute, difference or question ("Dispute") between Buyer and the Sellers ("Disputing Parties"), shall be resolved in accordance with the following dispute resolution procedures:

              (a) Good Faith Negotiations. The Disputing Parties shall endeavor, in good faith, to resolve the Dispute through negotiations.
       If the Parties fail to resolve the Dispute within a reasonable time, each Party shall nominate a senior officer or officers of its management to meet at any mutually agreed location to resolve the Dispute.

              (b) Mediation. In the event that the negotiations do not result in a mutually acceptable resolution, either Disputing Party may require that the Dispute shall be referred to mediation in Houston, Texas. One mediator shall be appointed by the agreement of the Parties.
        The mediator shall be suitably qualified person having no direct or personal interest in the outcome of the Dispute. Mediation shall be held within thirty (30) days of referral to mediation. In the event the Disputing Parties are unable to agree on a mediator, the Parties agree to the appointment of a mediator pursuant to the Commercial Mediation Rules of the American Arbitration Association.

              (c) Arbitration. In the event the Parties are unsuccessful in their mediation of the Dispute, or if there is any Dispute about the scope of or the compliance by any Party with the provisions of Section 9.12, either Disputing Party may request that the Dispute be settled by arbitration by an arbitrator mutually acceptable to the Disputing Parties in an arbitration proceeding conducted in the City of Houston, Texas in accordance with the rules existing at the date hereof of the American Arbitration Association. If the Disputing Parties hereto cannot agree on an arbitrator within ten (10) business days of the initiation of the arbitration proceeding, an arbitrator shall be selected for the Disputing Parties by the American Arbitration Association. The Disputing Parties shall use their reasonable best efforts to have the arbitral proceeding concluded and a judgment rendered by the arbitrator within forty (40) business days of the initiation of the arbitration proceeding. The decision of such arbitrator shall be final, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof, and the costs (including, without limitation, reasonable fees and expenses of counsel and experts for the Disputing Parties) of such arbitration (including the costs to enforce or preserve the rights awarded in the arbitration) shall be borne by the Disputing Party whom the decision of the arbitrator is against. If the decision of the arbitrator is not clearly against one of the disputing Parties or the decision of the arbitrator is against more than one Disputing Party on one or more issues, the costs of such arbitration shall be borne equally by the Disputing Parties. Notwithstanding the foregoing, Buyer may apply to any court of competent jurisdiction for injunctive relief under Sections 7.1 or 8.6 without breach of this Section 9.12 and this Section 9.12 shall be of no force and effect with respect to such applicant for injunctive relief only.

10.    Definitions.

       10.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

              "affiliate" means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person.

              "Applicable Law" means any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified person or property is subject.

              "Code" means the Internal Revenue Code of 1986, as amended and in effect on the Closing Date.

              "Commission" means the Securities and Exchange Commission.

              "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), licenses, sublicenses, easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

              "GAAP" means generally accepted accounting principles as in effect on the date of this Agreement.

              "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

              "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

              "Intellectual Property" means patents, trademarks, service marks, trade names, copyrights, trade secrets, know-how, inventions, and similar rights, and all registrations, applications, licenses and rights with respect to any of the foregoing.

              "IRS" means the Internal Revenue Service.

              "Permits" means licenses, permits, franchises, consents, approvals and other authorizations of or from Governmental Entities.

              "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

              "Proceedings" means all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.

              "reasonable best efforts" means a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

              "Rigs" means those drilling rigs described in Exhibit 5.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Subsidiary" means any corporation more than 30 percent of whose outstanding voting securities, or any partnership, joint venture, or other entity more than 30 percent of whose total equity interests is owned, directly or indirectly, by the Company.

              "Taxes" means any income taxes or similar assessments or any sales, value-added excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, import or custom duties or taxes or other tax imposed by any United States federal, state or local (or any foreign or provincial) taxing authority, including any interest, penalties or additions attributable thereto.

              "Tax Return" means any return or report, including any related or supporting information, with respect to Taxes.

              "Treasury Regulations" means one or more treasury regulations promulgated under the Code by the Treasury Department of the United States.

              10.2 Certain Additional Defined Terms. In addition to such terms as are defined in Section 10.1, the following terms are used in this Agreement as defined in the Sections of this Agreement referenced opposite such terms:

       Defined Terms                                     Reference
       ------- -----                                     ---------
       Accounting Arbitrator                             Section 2.3(d)
       Accounts Receivable                               Section 3.1(h)
       Acquisition Proposal                              Section 4.8
       Agreement                                         Preamble
       Appraiser                                         Section 2.3(f)
       Audited Financial Statements                      Section 3.1(d)
       Average Price                                     Section 2.2(b)
       Business                                          Recital 1
       Buyer                                             Preamble
       Cash Amount                                       Section 2.2(a)
       Claim                                             Section 8.4(a)
       Closing                                           Section 2.1
       Closing Date                                      Section 2.1
       Commitment                                        Section 5.2(n)
       Company                                           Preamble
       Damages                                           Section 8.1
       Determination Date                                Section 2.3(c)
       Dispute                                           Section 9.12
       Disputing Parties                                 Section 9.12
       Employee Trust                                    Section 2.4
       Environmental Assessment                          Section 5.2(f)
       Environmental Laws                                Section 3.1(n)
       Escrow Agreement                                  Section 6.3
       Escrow Funds                                      Section 6.3
       Financial Statements                              Section 3.1(d)
       Grey Wolf                                         Preamble
       Grey Wolf Stock                                   Section 2.2(b)
       Hazardous Material                                Section 3.1(n)
       Indemnified Party                                 Section 8.4(a)
       Indemnifying Party                                Section 8.4(a)
       Information                                       Section 4.1
       Latest Balance Sheet                              Section 3.1(d)
       Murco Employees                                   Section 2.4
       Net Financial Assets                              Section 2.3(a)
       Outstanding Insurance Claims                      Section 3.1(j)
       Plan                                              Section 2.4
       Preliminary Statement                             Section 2.3(a)
       Purchase Price                                    Section 2.2
       Real Estate                                       Section 3.1(f)
       Registration Expenses                             Section 7.3(d)(v)

       Seller Representative                             Section 8.6
       Sellers                                           Preamble
       Selling Expenses                                  Section 7.3(d)(v)
       Shareholders Agreement                            Section 3.1(c)
       Shelf Registration Statement                      Section 7.3(a)
       Statement                                         Section 2.3(a)
       Stock                                             Recital 1
       Stock Amount                                      Section 2.2(b)
       Title Commitment                                  Section 5.2(n)
       Title Company                                     Section 5.2(n)
       Trust Agreement                                   Section 2.4
       Trust Establishment Date                          Section 2.4
       Trustee                                           Section 2.4
       Unaudited Financial Statements                    Section 3.1(d)
       Underwritten Registration Statement               Section 7.3(c)

       10.3 References. All references in this Agreement to Sections, paragraphs and other subdivisions refer to the Sections, paragraphs and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes" and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". Each reference herein to a Schedule, Exhibit or Annex refers to the item identified separately in writing by the parties hereto as the described Schedule, Exhibit or Annex to this Agreement. All Schedules, Exhibits and Annexes are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

                                                  MURCO DRILLING CORPORATION


                                                  By:    /s/ THOMAS HAYES MURPHY
                                                         -----------------------
                                                         Thomas Hayes Murphy,
                                                         President


                                                  GREY WOLF DRILLING COMPANY


                                                  By:    /s/ THOMAS P. RICHARDS
                                                         -----------------------
                                                         Thomas P. Richards,
                                                         President and Chief
                                                         Executive Officer


                                                  GREY WOLF INC.



                                                  By:    /s/ THOMAS P. RICHARDS
                                                         -----------------------
                                                         Thomas P. Richards,
                                                         President and Chief
                                                         Executive Officer

                         COUNTERPART SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT
                               ALAN WHYTE MURPHY


       The undersigned hereby agrees to become a party to that certain Stock Purchase Agreement dated December 30, 1997 among Grey Wolf Inc., Grey Wolf Drilling Company, Murco Drilling Corporation and others.


                                                  /s/ ALAN WHYTE MURPHY
                                                  -----------------------
                                                  ALAN WHYTE MURPHY

                            Date:                 as of December 30, 1997


                                                  Address:
                                                  ------------------------------
                                                  ------------------------------
                                                  ------------------------------


Accepted and Agreed:

GREY WOLF DRILLING COMPANY


By: /s/ THOMAS P. RICHARDS
    ---------------------------------------
        Thomas P. Richards,
        President and Chief Executive Officer


GREY WOLF INC.


By: /s/ THOMAS P. RICHARDS
    ----------------------------------------
        Thomas P. Richards,
        President and Chief Executive Officer

                         COUNTERPART SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT
                              THOMAS HAYES MURPHY


       The undersigned hereby agrees to become a party to that certain Stock Purchase Agreement dated December 30, 1997 among Grey Wolf Inc., Grey Wolf Drilling Company, Murco Drilling Corporation and others.



                                                  /s/ THOMAS HAYES MURPHY
                                                  ------------------------------
                                                      THOMAS HAYES MURPHY

                                      Date:       as of December 30, 1997


                                                  Address:
                                                  ------------------------------
                                                  ------------------------------
                                                  ------------------------------

Accepted and Agreed:

GREY WOLF DRILLING COMPANY


By: /s/ THOMAS P. RICHARDS
    ----------------------------------------
        Thomas P. Richards,
        President and Chief Executive Officer


GREY WOLF INC.


By: /s/ THOMAS P. RICHARDS
    ----------------------------------------
        Thomas P. Richards,
        President and Chief Executive Officer

                         COUNTERPART SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT
                           EDITH MARIE MURPHY SHEPLEY


       The undersigned hereby agrees to become a party to that certain Stock Purchase Agreement dated December 30, 1997 among Grey Wolf Inc., Grey Wolf Drilling Company, Murco Drilling Corporation and others.


                                                  /s/ EDITH MARIE MURPHY SHEPLEY
                                                  ------------------------------
                                                  EDITH MARIE MURPHY SHEPLEY

                            Date:                 as of December 30, 1997


                                                  Address:
                                                  ------------------------------
                                                  ------------------------------
                                                  ------------------------------

Accepted and Agreed:

GREY WOLF DRILLING COMPANY


By: /s/ THOMAS P. RICHARDS
    ----------------------------------------
        Thomas P. Richards,
        President and Chief Executive Officer



GREY WOLF INC.


By: /s/ THOMAS P. RICHARDS
    ----------------------------------------
        Thomas P. Richards,
        President and Chief Executive Officer

                         COUNTERPART SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT
                             WILLIAM T. MURPHY III


       The undersigned hereby agrees to become a party to that certain Stock Purchase Agreement dated December 30, 1997 among Grey Wolf Inc., Grey Wolf Drilling Company, Murco Drilling Corporation and others, for the purpose of agreeing to the provisions of Sections 7.1 and 5.2(m).


                                                  /s/ WILLIAM T. MURPHY III
                                                  ------------------------------
                                                  WILLIAM T. MURPHY III

                            Date:                 as of December 30, 1997


                                                  Address:
                                                  ------------------------------
                                                  ------------------------------
                                                  ------------------------------


Accepted and Agreed:

GREY WOLF DRILLING COMPANY


By: /s/ THOMAS P. RICHARDS
    ----------------------------------------
        Thomas P. Richards,
        President and Chief Executive Officer


GREY WOLF INC.


By: /s/ THOMAS P. RICHARDS
    ----------------------------------------
        Thomas P. Richards,
        President and Chief Executive Officer